Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	September 23, 2021
President
(310) 481-8484 or
Michelle Ngo
Senior Vice President
Chief Financial Officer and Treasurer
(310) 481-8581

KILROY REALTY, L.P. TO REDEEM ALL OUTSTANDING

3.800% SENIOR NOTES DUE 2023

LOS ANGELES—(BUSINESS WIRE) — September 23, 2021 — Kilroy Realty Corporation (NYSE: KRC) today announced that its operating partnership, Kilroy Realty, L.P., will redeem all $300.0 million aggregate principal amount of its outstanding 3.800% Senior Notes due January 15, 2023 (CUSIP No. 49427RAJ1) (the “Notes”). The redemption date for the Notes will be October 25, 2021 (the “Redemption Date”). The redemption price will equal 100% of the principal amount of the Notes to be redeemed and a make-whole amount calculated in accordance with the indenture governing the Notes plus accrued and unpaid interest thereon to the Redemption Date.

In connection with the redemption of the Notes, the Company expects to record a loss from early extinguishment of debt of approximately $13.7 million to Net Income and Funds From Operations in the fourth quarter of 2021. The loss from early extinguishment of debt was not previously reflected in the Company’s second quarter guidance estimates for full year 2021.

U.S. Bank National Association, as Trustee and Paying Agent, is mailing a notice of redemption to all registered holders of the Notes. Additional information relating to the procedure for redemption may be obtained by calling U.S. Bank National Association at (800) 934-6802.

About Kilroy Realty Corporation.

Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, the Pacific Northwest and Austin, Texas. The Company has more than seven decades of experience developing, acquiring and managing office, life science and mixed-use real estate assets. The Company provides physical work environments designed to foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

Forward-Looking Statements.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

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